Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statement (Form S-8 No. 333-257249) pertaining to the Lyell Immunopharma, Inc. 2018 Equity Incentive Plan, the Lyell Immunopharma, Inc. 2021 Equity Incentive Plan and the Lyell Immunopharma, Inc. 2021 Employee Stock Purchase Plan,
2.Registration Statement (Form S-8 No. 333-263952) pertaining to the Lyell Immunopharma, Inc. 2021 Equity Incentive Plan and the Lyell Immunopharma, Inc. 2021 Employee Stock Purchase Plan, and
3.Registration Statement (Form S-8 No. 333-270145) pertaining to the Lyell Immunopharma, Inc. 2021 Equity Incentive Plan;
of our reports dated February 28, 2024, with respect to the consolidated financial statements of Lyell Immunopharma, Inc., and the effectiveness of internal control over financial reporting of Lyell Immunopharma, Inc., included in this Annual Report (Form 10-K) of Lyell Immunopharma, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP
San Mateo, California
February 28, 2024